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                             ARTHUR ANDERSEN LLP








                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Board of Directors of
Herley Industries, Inc.:



As independent public accountants, we hereby consent to the use of our report dated September 17, 1997 and to all references to our Firm included in this Amendment No. 3 to Form S-1 Registration Statement (File No. 333-39767).



                                             Arthur Andersen LLP


Lancaster, PA
December 10, 1997